[FORM OF]

FORWARD INDUSTRIES, INC.

REGISTRATION RIGHTS AGREEMENT

June 28, 2013

FORWARD INDUSTRIES, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of the 28th day of June, 2013, by and among Forward Industries, Inc., a New York corporation (the “Company”) and the holders of 6% Senior Convertible Preferred Stock of the Company (the “Preferred Stock”) executing this Agreement (the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are entering into Securities Purchase Agreements (the “Purchase Agreements”) of even date herewith pursuant to which the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company the Preferred Stock and the Warrants (each as defined in the Purchase Agreements).

WHEREAS, it is a condition to the Purchasers’ obligations under the Purchase Agreements that the Company and the Purchasers enter into this Agreement in order to provide the Purchasers certain rights to register shares of the common stock of the Company (“Common Stock”), issuable upon conversion of the Preferred Stock.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Purchasers hereby agree as follows:

AGREEMENT

The parties hereby agree as follows:

1          Registration Rights.  The Company and the Purchasers covenant and agree as follows:

1.1        Definitions.  For purposes of this Section 1:

(a)         The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

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(b)        The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock or upon exercise of the Warrants, other than shares for which registration rights have terminated pursuant to Section 1 hereof, (ii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned.  Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(c)         The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(d)        The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1 of this Agreement;

(e)         The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(f)         The term “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

(g)        The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed ten thousand dollars ($10,000.00) of a single special counsel for the Holders in connection with each registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company); and

(h)        The term “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2       Shelf Registration.

(a)        Within 60 calendar days after the Company becomes eligible to file a registration statement on Form S-3 under the Securities Act, the Company shall prepare and file with the SEC a registration statement on Form S-3 that allows for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”).  The Shelf Registration Statement shall cover the resale by the Holders of all of the Registrable Securities then outstanding that are eligible to be registered on their behalf on the applicable form as of such date (the “Eligible Securities”).

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(b)        The Company shall use commercially reasonable efforts to have the Shelf Registration Statement declared effective by the SEC as soon as practicable.  The Company’s commercially reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC.

(c)        In the event the number of shares available under the Shelf Registration Statement filed pursuant to Section 1.2(a) is insufficient to cover all of the Registrable Securities then outstanding, the Company shall amend the Shelf Registration Statement or file a new registration statement, so as to cover all of such Registrable Securities, in each case, as soon as reasonably practicable after the necessity therefore arises. The Company shall use commercially reasonable efforts to cause such amendment and/or new registration statement to become effective as soon as practicable following the filing thereof and to remain effective under the same terms and conditions as the Shelf Registration Statement.

(d)       The Company shall be required to maintain the effectiveness of the Shelf Registration Statement until the earliest of (i) the date on which all related Registrable Securities have been sold thereunder, or (ii) the date on which the registration rights under this Agreement terminate pursuant to Section 1.12.

(e)        Notwithstanding the foregoing, the Company shall be entitled to suspend effectiveness of the Shelf Registration Statement for up to 90 days upon the Company’s furnishing to the Holders a certificate signed by the Chairman of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Shelf Registration Statement to continue to be effective because the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction (“Company Activity”) that the Company desires to keep confidential for business reasons, and the Company determines in good faith that the public disclosure requirement imposed on the Company pursuant to the Shelf Registration Statement would require disclosure of the Company Activity.

(f)        Notwithstanding Section 1.2(e) above, the Company may not utilize the right to suspend the effectiveness of the Shelf Registration Statement more than once in any twelve-month period, and the Holders shall be reimbursed for all Registration Expenses incurred prior to the receipt of such certificate.

1.3       Demand Registration.

(a)         After the date that is six (6) months following the Closing Date (as defined in the Purchase Agreements), if there is not in existence an effective registration statement (or registration statements) allowing for the registration and sale of all Registrable Securities held by the Holders, and the Company shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding and not eligible for such registration, that the Company file a registration statement under the Securities Act covering the registration of all or a portion of such Registrable Securities (a “Demand Registration Statement”) on an appropriate form covering the sale of the Registrable Securities requested to be registered, then the Company shall use commercially reasonable efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, to file the Demand Registration Statement and cause the Demand Registration Statement to become effective within 90 days after filing.

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(b)        The Company shall not be required to file a Demand Registration Statement during the six month period immediately following the effective date of the Shelf Registration Statement and shall only be required to file a Demand Registration Statement if the aggregate offering price is at least $500,000.   Within 15 business days of receiving such a written request, the Company shall, give written notice of such demand to all other Holders who hold piggyback registration rights under Section 1.4 that may be exercisable.  If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and such information shall be included in the notice to other Holders.  The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company.  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  If any Holders would thus be entitled to include more securities than such Holder requested to be registered, the excess shall be allocated among the other remaining requesting Holders in the manner described in the immediately preceding sentence.

(c)         Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a Demand Registration Statement pursuant to this Section 1.3, a certificate signed by the President of the Company stating that the Company is engaged in any activity that, in the good faith judgment of the Board of Directors of the Company (the “Board”), is material and nonpublic and would be required to be disclosed in the applicable Demand Registration Statement and such disclosure would be seriously detrimental to the Company and its shareholders, then the Company may direct that such request to register Registrable Securities be delayed for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d)        In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3:

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(i)          After the Company has effected one (1) such registration on behalf of the Holders pursuant to this Section 1.3 and each such registration has been declared or ordered effective, provided that the Registrable Securities requested for inclusion in such registration were so included; or

(ii)        During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated registration subject to Section 1.4 hereof.

1.4       Company Registration.  At any time after the Required Effective Date that there is not in existence an effective registration statement covering all of a Holder’s Registrable Securities (a “Precluded Holder”), if the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the “public offering” (as such term is interpreted by Nasdaq under its rules and regulations) of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration relating to an “equity line of credit” or similar offering, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each such Precluded Holder written notice of such registration.  Upon the written request of each Precluded Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 2.4, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Precluded Holder has requested to be registered; provided, however, that in connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.4 to include any of the Precluded Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities (sold other than by the Company) that the underwriters determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

1.5       Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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(a)         Prepare and file with the SEC via its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, in the case of registrations pursuant to Section 1.3, keep such registration statement effective until the distribution is completed, but not more than one hundred twenty (120) days, provided that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration statement due to circumstances described in Section 1.5(f).

(b)        Prepare and file with the SEC via EDGAR such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)         Respond as promptly as reasonably practicable to any comments received from the SEC with respect to such registration statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to such registration statement.

(d)        Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, and any amendments and supplements to such prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them that are included in such registration.

(e)         Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f)         In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(g)        Notify each Holder of Registrable Securities covered by such registration statement (and each underwriter in the case of an underwritten offering), promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose or any proceeding against the Company under Section 8A of the Securities Act in connection with such registration statement, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

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(h)        Notify each Holder of Registrable Securities covered by such registration statement (and each underwriter in the case of an underwritten offering) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, following such notification, promptly deliver to each Holder and each such underwriter that number of copies of all amendments or supplements referred in paragraphs (b) and (d) of this Section 1.5 as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not include and untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(i)          Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

1.6       Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of such Holder’s Registrable Securities.

1.7       Expenses of Registration.  All Registration Expenses incurred in connection with the Shelf Registration Statement and all issuances off the Shelf Registration Statement (pursuant to Section 1.2) and any Demand Registration Statement and all issuances off any Demand Registration Statement (pursuant to Section 1.3) shall be borne by the Company.

1.8       Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9       Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

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(a)         To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, as a result of any breach by the Company of its obligations under Section 1.5(g) or insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of a Violation which is based solely upon information regarding such Holder, underwriter or controlling person furnished in writing to the Company by such Holder, underwriter or controlling person expressly for use in connection with such registration by such Holder, underwriter or controlling person.

(b)        To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of any Violation, in each case to the extent (and only to the extent) that such Violation is based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided, further that such consent shall not be deemed to have been unreasonably withheld or delayed if any settlement (i) does not include as an unconditional term thereof, the giving by the plaintiff or claimant to the Holder of a release from all liability in respect of such loss, claim, damage, liability or action or (ii) includes an admission of guilt on behalf of the Holder; provided, further that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

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(c)         Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)        If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control for the parties to such agreement.

(f)         The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10   Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)         make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

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(b)        take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable;

(c)        file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)        furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11   Assignment of Registration and Information Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, member or stockholder of a Holder or (b) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations); provided the Company is, within 10 days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such transferee shall agree in writing to be subject to all applicable restrictions set forth in this Agreement.  In each case, such rights may only be transferred together with the underlying Registrable Securities in a transfer permitted by the Securities Act and applicable state securities laws.  Any such permitted transferee or assignee shall be deemed a Holder hereunder.

1.12   Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after such time as such Holder (together with its affiliates) may sell all of its Registrable Securities during a three-month period without registration, pursuant to Rule 144 or another similar exemption under the Securities Act.

2             Miscellaneous.

2.1       Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any series of preferred stock or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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2.2       Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

2.3       Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally, or one business day after being sent by overnight delivery service or upon sending if sent by confirmed facsimile or email, or 5 days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, facsimile number or email address as set forth on such party’s signature page hereto or as subsequently modified by written notice, and if to the Company, with a copy to Olshan Frome Wolosky LLP, 65 East 55th Street, New York, New York  10022, Attn:  Adam Finerman, (fax: 212-451-2222).

2.4       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

2.5       Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

2.6       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.7       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.8       Aggregation of Stock.  All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.  The share numbers set forth in Sections 1 (determining minimum shareholding amounts for certain rights) shall be proportionately adjusted for any stock split, combination, or other recapitalization or the like.

2.9       Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

[Signature Page Follows]

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The parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:
Forward Industries, Inc. By: Name: Robert Garrett Jr. Title: Chief Executive Officer Address: 477 Rosemary Avenue Suite 219 West Palm Beach, Florida 33401 Fax: (561) 465-0074

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASER:

Name of Purchaser: _______________________________________

Signature: ______________________________________________

Name of Authorized Signatory (if an Entity): _____________________

Title of Authorized Signatory (if an Entity): ______________________

Email Address: _____________________________

Telephone Number: _________________________

Facsimile Number: __________________________

Address for Notice of Purchaser:

[PURCHASER SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]